Exhibit 99.1

News Release

Investor Contact

Jay Spitzer

Investor.Relations@Adtalem.com

+1 312-906-6600

Media Contact

Britt Mitchell

AdtalemMedia@Adtalem.com

+1 872-270-0301

Adtalem Global Education First Quarter Fiscal Year 2025 Results; Guidance Raised

Total enrollment up 11.2% YoY

Revenue up 13.2% YoY

Diluted earnings per share $1.18; Adjusted EPS $1.29, growth of 38.7% YoY

First quarter highlights

●	Total student enrollment 90,140, up 11.2% year-over-year
●	Revenue $417.4 million, up 13.2% year-over-year
●	Chamberlain University seventh straight quarter of total enrollment growth, up 11.7% year-over-year, highest total enrollment in university history
●	Walden University fifth straight quarter of total enrollment growth, up 12.2% year-over-year
●	Medical and Veterinary segment fourth straight enrollment period of sequentially improved year-over-year total enrollment trends
●	Strong momentum starting second year of three-year Growth with Purpose strategy, GAAP net income $46.2 million and adjusted EBITDA $96.7 million, up 20.1% year-over-year

Capital allocation

●	Repurchased $34 million of shares, $178 million remaining under $300 million Board authorized share repurchase program through January 2027
●	Repriced $253 million Term Loan B on Aug. 21, 2024, reducing interest rate by 75 bps
●	Net leverage 1.0x as of Sept. 30, 2024

Fiscal year 2025 guidance

●	Revenue $1,690 million to $1,730 million
●	Adjusted earnings per share $5.75 to $5.95

CHICAGO – Oct. 29, 2024 – Adtalem Global Education Inc. (NYSE: ATGE), the leading healthcare educator in the United States, today reported first quarter fiscal year 2025 results (ended Sept. 30, 2024) delivering accelerated total enrollment growth and operational excellence, fueling the Company’s expanded societal reach.

“We entered year two of our three-year Growth with Purpose strategy with strong momentum, further integrating our tech-enabled platform and expanding our impact through innovative partnerships,” said Steve Beard, president and chief executive officer, Adtalem Global Education. “Our reimagined education model creates a more versatile learning experience that adapts to students' needs, driving 11.2% growth in total enrollment. These results give us the confidence to raise our expectations for fiscal year 2025.”

Financial Highlights

Selected financial data for the three months ended Sept. 30, 2024:

●	Revenue of $417.4 million increased 13.2% compared with the prior year.
●	Operating income of $70.2 million, compared with $28.2 million in the prior year; adjusted operating income of $75.8 million, compared with $63.3 million in the prior year.
●	Net income of $46.2 million, compared with $10.6 million in the prior year; adjusted net income of $50.5 million, compared with $39.4 million in the prior year.
●	Diluted earnings per share of $1.18, compared with $0.25 in the prior year; adjusted earnings per share of $1.29, compared with $0.93 in the prior year.
●	Adjusted EBITDA of $96.7 million, compared with $80.5 million in the prior year; adjusted EBITDA margin of 23.2%, compared with 21.8% in the prior year.

Business Highlights

●	Chamberlain University expanded its specialized nursing education Practice Ready. Specialty Focused.™ (PRSF) model through a partnership with the Oncology Nursing Society (ONS), offering an introduction to caring for cancer patients and their families. The ONS offering joins other specializations in the PRSF model, including critical care, emergency nursing, nephrology, home healthcare and perioperative nursing.
●	Adtalem announced a partnership with Hippocratic AI to develop a new curriculum focused on training healthcare professionals in the use of AI technologies. The initiative includes the first-ever AI certification, designed for both Chamberlain University and Walden University students, as well as practicing clinicians, focused on essential skills to effectively evaluate, navigate and ethically utilize AI tools in patient care.
●	Ross University School of Veterinary Medicine ranked third for most graduates placed into the highly sought after Veterinary Internship and Residency Matching Program™ (VIRMP) for 2024. Our students matched into specialties including anesthesia, large animal surgery, medical oncology, veterinary dermatology and radiology.

●	Chamberlain University's Bachelor of Science in Nursing and Master of Science in Nursing degree programs received continuing accreditation by the Commission on Collegiate Nursing Education (CCNE) for the maximum accreditation period of 10 years. Chamberlain's Doctor of Nursing Practice degree program also recently received continuing accreditation by the National League for Nursing Commission for Nursing Education Accreditation (NLN CNEA) for the accreditation period of 10 years.
●	Adtalem recently released its 2024 Sustainability Report, which highlights the Company’s collective efforts to address critical workforce shortages in the U.S. healthcare system by strengthening pathways to high-quality education and promoting health equity.

Segment Highlights

Chamberlain

$ in millions	Three Months Ended September 30,
	2024	2023	% Change
Revenue	$167.9	$142.6	17.8%
Operating Income	$26.0	$24.3	6.8%
Adj. Operating Income	$27.8	$24.3	14.4%
Adj. EBITDA	$37.0	$31.5	17.2%
Total Students (1)	38,987	34,889	11.7%

●	Total student enrollment increased 11.7% compared with the prior year, driven by continued growth in pre-licensure and post-licensure nursing programs.

Walden

$ in millions	Three Months Ended September 30,
	2024	2023	% Change
Revenue	$161.5	$141.6	14.1%
Operating Income	$39.8	$1.9	1,955.6%
Adj. Operating Income	$42.6	$31.1	37.0%
Adj. EBITDA	$47.8	$35.1	35.9%
Total Students (1)	45,979	40,975	12.2%

●	Total student enrollment increased 12.2% compared with the prior year, driven by growth in healthcare and non-healthcare programs.

Medical and Veterinary

$ in millions	Three Months Ended September 30,
	2024	2023	% Change
Revenue	$88.0	$84.6	3.9%
Operating Income	$14.7	$14.4	2.1%
Adj. Operating Income	$14.7	$14.5	1.7%
Adj. EBITDA	$19.2	$19.1	0.7%
Total Students (1)	5,174	5,209	(0.7)%

●	Total student enrollment decreased 0.7% compared with the prior year, driven by declines at medical.

Fiscal Year 2025 Outlook

Adtalem raises guidance for fiscal year 2025, with revenue in the range of $1,690 million to $1,730 million, approximately 6.5% to 9.0% growth year-over-year. Adjusted earnings per share to be in the range of $5.75 to $5.95, approximately 14.5% to 18.5% growth year-over-year.

Conference Call and Webcast Information

Adtalem will hold a conference call to discuss its first quarter fiscal year 2025 results today at 4:00 p.m. CT (5:00 p.m. ET).

The call can be accessed by dialing +1 877-407-6184 (U.S. participants) or +1 201-389-0877 (international participants) and stating “Adtalem earnings call” or by using conference ID: 13749198. The call will be simulcast through the Adtalem investor relations website at: https://investors.adtalem.com.

Adtalem will archive a replay of the call for 30 days. To access the replay, dial +1 877-660-6853 (U.S.) or +1 201-612-7415 (international), conference ID: 13749198, or visit the Adtalem investor relations website.

About Adtalem Global Education

Adtalem Global Education is the leading provider of healthcare education in the U.S., shaping the future of healthcare by preparing a diverse workforce with high-quality academic programs. We innovate education pathways, align with industry needs and empower individuals to reach their full potential. Our commitment to excellence and inclusivity is reflected in our expansive network of institutions, serving over 90,000 students and supported by a strong community of approximately 350,000 alumni and nearly 10,000 dedicated employees. Visit Adtalem.com for more information and follow us on LinkedIn, Instagram and Facebook.

Cautionary Disclosure Regarding Forward-Looking Statements

Certain statements contained in this release are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact, which includes statements regarding Adtalem’s future growth. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “future,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “may,” “will,” “would,” “could,” “can,” “continue,” “preliminary,” “range,” and similar terms. These forward-looking statements are subject to risk and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include the risk factors described in Item 1A. “Risk Factors” of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) and our other filings with the SEC. These forward-looking statements are based on information available to us as of the date any such statements are made, and Adtalem assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized, except as required by law.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of special items that may be incurred in the future, although these special items could be material to Adtalem's results in accordance with GAAP.

1 Represents total students attending sessions during each institution’s most recent enrollment period in Q1 FY 2025 and Q1 FY 2024.

###

Adtalem Global Education Inc.

Consolidated Balance Sheets

(unaudited)

(in thousands)

	September 30,	June 30,
	2024	2024
Assets:
Current assets:
Cash and cash equivalents	$264,798	$219,306
Restricted cash	2,074	1,896
Accounts and financing receivables, net	171,509	126,833
Prepaid expenses and other current assets	78,533	70,050
Total current assets	516,914	418,085
Noncurrent assets:
Property and equipment, net	244,503	248,524
Operating lease assets	171,921	176,755
Deferred income taxes	33,454	49,088
Intangible assets, net	773,889	776,694
Goodwill	961,262	961,262
Other assets, net	107,939	103,184
Assets held for sale	7,825	7,825
Total noncurrent assets	2,300,793	2,323,332
Total assets	$2,817,707	$2,741,417

Liabilities and shareholders' equity:
Current liabilities:
Accounts payable	$91,421	$102,626
Accrued payroll and benefits	49,839	71,373
Accrued liabilities	87,212	96,957
Deferred revenue	290,571	185,272
Current operating lease liabilities	32,266	31,429
Total current liabilities	551,309	487,657
Noncurrent liabilities:
Long-term debt	649,318	648,712
Long-term operating lease liabilities	161,757	167,712
Deferred income taxes	30,348	29,526
Other liabilities	35,023	38,675
Total noncurrent liabilities	876,446	884,625
Total liabilities	1,427,755	1,372,282
Commitments and contingencies
Total shareholders' equity	1,389,952	1,369,135
Total liabilities and shareholders' equity	$2,817,707	$2,741,417

Adtalem Global Education Inc.

Consolidated Statements of Income

(unaudited)

(in thousands, except per share data)

	Three Months Ended
	September 30,
	2024	2023
Revenue	$417,400	$368,845
Operating cost and expense:
Cost of educational services	185,995	168,618
Student services and administrative expense	159,073	166,095
Restructuring expense	2,094	676
Business integration expense	—	5,262
Total operating cost and expense	347,162	340,651
Operating income	70,238	28,194
Interest expense	(14,482)	(15,657)
Other income, net	2,646	2,214
Income from continuing operations before income taxes	58,402	14,751
Provision for income taxes	(12,157)	(2,792)
Income from continuing operations	46,245	11,959
Discontinued operations:
Loss from discontinued operations before income taxes	(107)	(1,765)
Benefit from income taxes	27	452
Loss from discontinued operations	(80)	(1,313)
Net income and comprehensive income	$46,165	$10,646

Earnings (loss) per share:
Basic:
Continuing operations	$1.23	$0.29
Discontinued operations	$(0.00)	$(0.03)
Total basic earnings per share	$1.22	$0.26
Diluted:
Continuing operations	$1.18	$0.28
Discontinued operations	$(0.00)	$(0.03)
Total diluted earnings per share	$1.18	$0.25

Weighted-average shares outstanding:
Basic shares	37,721	41,399
Diluted shares	39,109	42,184

Adtalem Global Education Inc.

Consolidated Statements of Cash Flows
(unaudited)

(in thousands)

	Three Months Ended
	September 30,
	2024	2023
Operating activities:
Net income	$46,165	$10,646
Loss from discontinued operations	80	1,313
Income from continuing operations	46,245	11,959
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	9,451	7,455
Amortization and impairments to operating lease assets	6,948	8,765
Depreciation	9,803	9,338
Amortization of acquired intangible assets	2,805	10,677
Amortization of debt discount and issuance costs	1,113	1,155
Provision for bad debts	13,720	10,226
Deferred income taxes	16,456	2,165
Loss on disposals of property and equipment	107	38
(Gain) loss on investments	(613)	447
Changes in assets and liabilities:
Accounts and financing receivables	(56,803)	(54,867)
Prepaid expenses and other current assets	(7,389)	(5,532)
Cloud computing implementation assets	(7,888)	(4,224)
Accounts payable	(8,508)	(2,818)
Accrued payroll and benefits	(21,501)	(8,882)
Accrued liabilities	(8,467)	13,770
Deferred revenue	106,156	98,658
Operating lease liabilities	(7,232)	(10,053)
Other assets and liabilities	(4,836)	(2,163)
Net cash provided by operating activities-continuing operations	89,567	86,114
Net cash (used in) provided by operating activities-discontinued operations	(251)	8,959
Net cash provided by operating activities	89,316	95,073
Investing activities:
Capital expenditures	(10,414)	(10,434)
Proceeds from sales of marketable securities	2,187	400
Purchases of marketable securities	(1,308)	(300)
Net cash used in investing activities	(9,535)	(10,334)
Financing activities:
Proceeds from exercise of stock options	9,498	550
Employee taxes paid on withholding shares	(10,717)	(5,651)
Proceeds from stock issued under Colleague Stock Purchase Plan	298	190
Repurchases of common stock for treasury	(33,190)	(90,477)
Proceeds from issuance of long-term debt	9,873	—
Repayments of long-term debt	(9,873)	—
Net cash used in financing activities	(34,111)	(95,388)
Net increase (decrease) in cash, cash equivalents and restricted cash	45,670	(10,649)
Cash, cash equivalents and restricted cash at beginning of period	221,202	275,075
Cash, cash equivalents and restricted cash at end of period	$266,872	$264,426
Non-cash investing and financing activities:
Accrued capital expenditures	$4,193	$6,087
Accrued liability for repurchases of common stock	$800	$3,600
Accrued excise tax on share repurchases	$3,259	$1,928

Adtalem Global Education Inc.

Segment Information

(unaudited)

(in thousands)

	Three Months Ended
	September 30,
			Increase/(Decrease)
	2024	2023	$	%
Revenue:
Chamberlain	$167,930	$142,596	$25,334	17.8%
Walden	161,513	141,608	19,905	14.1%
Medical and Veterinary	87,957	84,641	3,316	3.9%
Total consolidated revenue	$417,400	$368,845	$48,555	13.2%
Operating income (loss):
Chamberlain	$25,974	$24,324	$1,650	6.8%
Walden	39,837	1,938	37,899	1,955.6%
Medical and Veterinary	14,671	14,363	308	2.1%
Home Office	(10,244)	(12,431)	2,187	17.6%
Total consolidated operating income	$70,238	$28,194	$42,044	149.1%

Non-GAAP Financial Measures and Reconciliations

We believe that certain non-GAAP financial measures provide investors with useful supplemental information regarding the underlying business trends and performance of Adtalem’s ongoing operations as seen through the eyes of management and are useful for period-over-period comparisons. We use these supplemental non-GAAP financial measures internally in our assessment of performance and budgeting process. However, these non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The following are non-GAAP financial measures used in the subsequent GAAP to non-GAAP reconciliation tables:

Adjusted net income (most comparable GAAP measure: net income) – Measure of Adtalem’s net income adjusted for restructuring expense, business integration expense, amortization of acquired intangible assets, litigation reserve, debt modification costs, and loss from discontinued operations.

Adjusted earnings per share (most comparable GAAP measure: diluted earnings per share) – Measure of Adtalem’s diluted earnings per share adjusted for restructuring expense, business integration expense, amortization of acquired intangible assets, litigation reserve, debt modification costs, and loss from discontinued operations.

Adjusted operating income (most comparable GAAP measure: operating income) – Measure of Adtalem’s operating income adjusted for restructuring expense, business integration expense, amortization of acquired intangible assets, litigation reserve, and debt modification costs. This measure is applied on a consolidated and segment basis, depending on the context of the discussion.

Adjusted EBITDA (most comparable GAAP measure: net income) – Measure of Adtalem’s net income adjusted for loss from discontinued operations, interest expense, other income, net, provision for income taxes, depreciation, amortization of acquired intangible assets, amortization of cloud computing implementation assets, stock-based compensation, restructuring expense, business integration expense, litigation reserve, and debt modification costs. This measure is applied on a consolidated and segment basis, depending on the context of the discussion. Provision for income taxes, interest expense, and other income, net is not recorded at the reportable segments, and therefore, the segment adjusted EBITDA reconciliations begin with operating income.

Free cash flow (most comparable GAAP measure: net cash provided by operating activities-continuing operations) – Defined as net cash provided by operating activities-continuing operations less capital expenditures.

Net debt – Defined as long-term debt less cash and cash equivalents.

Net leverage – Defined as net debt divided by adjusted EBITDA.

A description of special items in our non-GAAP financial measures described above are as follows:

●	Restructuring expense primarily related to workforce reductions, costs to exit certain course offerings, and prior real estate consolidations at Adtalem’s home office. We do not include normal, recurring, cash operating expenses in our restructuring expense.
●	Business integration expense include expenses related to the Walden acquisition and certain costs related to growth transformation initiatives. We do not include normal, recurring, cash operating expenses in our business integration expense.
●	Amortization of acquired intangible assets.
●	Amortization of cloud computing implementation assets.
●	Reserves related to significant litigation and debt modification costs related to refinancing our Term Loan B loan.
●	Loss from discontinued operations includes expense from ongoing litigation costs and settlements related to the DeVry University and Carrington College divestitures.

Adtalem Global Education Inc.

Non-GAAP Operating Income by Segment

(unaudited)

(in thousands)

	Three Months Ended
	September 30,
			Increase/(Decrease)
	2024	2023	$	%
Chamberlain:
Operating income (GAAP)	$25,974	$24,324	$1,650	6.8%
Restructuring expense	1,858	—	1,858
Adjusted operating income (non-GAAP)	$27,832	$24,324	$3,508	14.4%
Operating margin (GAAP)	15.5%	17.1%
Operating margin (non-GAAP)	16.6%	17.1%

Walden:
Operating income (GAAP)	$39,837	$1,938	$37,899	1,955.6%
Amortization of acquired intangible assets	2,805	10,677	(7,872)
Litigation reserve	—	18,500	(18,500)
Adjusted operating income (non-GAAP)	$42,642	$31,115	$11,527	37.0%
Operating margin (GAAP)	24.7%	1.4%
Operating margin (non-GAAP)	26.4%	22.0%

Medical and Veterinary:
Operating income (GAAP)	$14,671	$14,363	$308	2.1%
Restructuring expense	59	114	(55)
Adjusted operating income (non-GAAP)	$14,730	$14,477	$253	1.7%
Operating margin (GAAP)	16.7%	17.0%
Operating margin (non-GAAP)	16.7%	17.1%

Home Office:
Operating loss (GAAP)	$(10,244)	$(12,431)	$2,187	17.6%
Restructuring expense	177	562	(385)
Business integration expense	—	5,262	(5,262)
Debt modification costs	712	—	712
Adjusted operating loss (non-GAAP)	$(9,355)	$(6,607)	$(2,748)	(41.6)%

Adtalem Global Education:
Operating income (GAAP)	$70,238	$28,194	$42,044	149.1%
Restructuring expense	2,094	676	1,418
Business integration expense	—	5,262	(5,262)
Amortization of acquired intangible assets	2,805	10,677	(7,872)
Litigation reserve	—	18,500	(18,500)
Debt modification costs	712	—	712
Adjusted operating income (non-GAAP)	$75,849	$63,309	$12,540	19.8%
Operating margin (GAAP)	16.8%	7.6%
Operating margin (non-GAAP)	18.2%	17.2%

Adtalem Global Education Inc.

Non-GAAP Adjusted EBITDA by Segment

(unaudited)

(in thousands)

	Three Months Ended
	September 30,
			Increase/(Decrease)
	2024	2023	$	%
Chamberlain:
Operating income (GAAP)	$25,974	$24,324	$1,650	6.8%
Restructuring expense	1,858	—	1,858
Depreciation	5,368	4,116	1,252
Amortization of cloud computing implementation assets	652	200	452
Stock-based compensation	3,119	2,907	212
Adjusted EBITDA (non-GAAP)	$36,971	$31,547	$5,424	17.2%
Adjusted EBITDA margin (non-GAAP)	22.0%	22.1%

Walden:
Operating income (GAAP)	$39,837	$1,938	$37,899	1,955.6%
Amortization of acquired intangible assets	2,805	10,677	(7,872)
Litigation reserve	—	18,500	(18,500)
Depreciation	1,682	1,974	(292)
Amortization of cloud computing implementation assets	701	188	513
Stock-based compensation	2,740	1,864	876
Adjusted EBITDA (non-GAAP)	$47,765	$35,141	$12,624	35.9%
Adjusted EBITDA margin (non-GAAP)	29.6%	24.8%

Medical and Veterinary:
Operating income (GAAP)	$14,671	$14,363	$308	2.1%
Restructuring expense	59	114	(55)
Depreciation	2,569	2,892	(323)
Amortization of cloud computing implementation assets	283	52	231
Stock-based compensation	1,607	1,640	(33)
Adjusted EBITDA (non-GAAP)	$19,189	$19,061	$128	0.7%
Adjusted EBITDA margin (non-GAAP)	21.8%	22.5%

Home Office:
Operating loss (GAAP)	$(10,244)	$(12,431)	$2,187	17.6%
Restructuring expense	177	562	(385)
Business integration expense	—	5,262	(5,262)
Debt modification costs	712	—	712
Depreciation	184	356	(172)
Stock-based compensation	1,985	1,044	941
Adjusted EBITDA (non-GAAP)	$(7,186)	$(5,207)	$(1,979)	(38.0)%

Adtalem Global Education:
Net income (GAAP)	$46,165	$10,646	$35,519	333.6%
Loss from discontinued operations	80	1,313	(1,233)
Interest expense	14,482	15,657	(1,175)
Other income, net	(2,646)	(2,214)	(432)
Provision for income taxes	12,157	2,792	9,365
Operating income (GAAP)	70,238	28,194	42,044
Depreciation and amortization	14,244	20,455	(6,211)
Stock-based compensation	9,451	7,455	1,996
Restructuring expense	2,094	676	1,418
Business integration expense	—	5,262	(5,262)
Litigation reserve	—	18,500	(18,500)
Debt modification costs	712	—	712
Adjusted EBITDA (non-GAAP)	$96,739	$80,542	$16,197	20.1%
Adjusted EBITDA margin (non-GAAP)	23.2%	21.8%

Adtalem Global Education Inc.

Non-GAAP Earnings Disclosure

(unaudited)

(in thousands, except per share data)

	Three Months Ended
	September 30,
	2024	2023
Net income (GAAP)	$46,165	$10,646
Restructuring expense	2,094	676
Business integration expense	—	5,262
Amortization of acquired intangible assets	2,805	10,677
Litigation reserve and debt modification costs	712	18,500
Income tax impact on non-GAAP adjustments (1)	(1,332)	(7,693)
Loss from discontinued operations	80	1,313
Adjusted net income (non-GAAP)	$50,524	$39,381
(1)	Represents the income tax impact of non-GAAP continuing operations adjustments that is recognized in our GAAP financial statements.

	Three Months Ended
	September 30,
	2024	2023
Diluted earnings per share (GAAP)	$1.18	$0.25
Effect on diluted earnings per share:
Restructuring expense	0.05	0.02
Business integration expense	-	0.12
Amortization of acquired intangible assets	0.07	0.25
Litigation reserve and debt modification costs	0.02	0.44
Income tax impact on non-GAAP adjustments (1)	(0.03)	(0.18)
Loss from discontinued operations	0.00	0.03
Adjusted earnings per share (non-GAAP)	$1.29	$0.93
Diluted shares used in non-GAAP EPS calculation	39,109	42,184

Note: May not sum due to rounding.

(1)	Represents the income tax impact of non-GAAP continuing operations adjustments that is recognized in our GAAP financial statements.

Adtalem Global Education Inc.

Non-GAAP Free Cash Flow Disclosure

(unaudited)

(in thousands)

	Three Months Ended		Twelve Months Ended
	FY24	FY25	FY24	FY24	FY24	FY24	FY25
	Q1	Q1	Q1	Q2	Q3	Q4	Q1
Net cash provided by operating activities-continuing operations (GAAP)	$86,114	$89,567	$189,501	$227,600	$276,843	$288,367	$291,820
Capital expenditures	(10,434)	(10,414)	(31,070)	(38,713)	(44,137)	(48,893)	(48,873)
Free cash flow (non-GAAP)	$75,680	$79,153	$158,431	$188,887	$232,706	$239,474	$242,947

Adtalem Global Education Inc.

Non-GAAP Net Leverage Disclosure

(unaudited)

(in thousands)

Twelve Months Ended
September 30, 2024
Adtalem Global Education:
Net income (GAAP)	$172,296
Income from discontinued operations	(297)
Interest expense	62,484
Other income, net	(10,974)
Provision for income taxes	35,589
Depreciation and amortization	72,241
Stock-based compensation	27,943
Restructuring expense	3,288
Business integration expense	28,953
Loss on assets held for sale	647
Debt modification costs	1,560
Adjusted EBITDA (non-GAAP)	$393,730

September 30, 2024
Long-term debt	$658,283
Less: Cash and cash equivalents	(264,798)
Net debt (non-GAAP)	$393,485

Net leverage (non-GAAP)	1.0 x